UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

MCNAB CREEK GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50915

(Commission File Number)

98-0343710

(I.R.S. Employer Identification Number)

Suite 1128, 789 West Pender Street

Vancouver, B.C. V6C 1H2 CANADA

(Address of principal executive offices, including zip code)

(604) 669-9330

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers;

Election of Directors; Appointment of Principal Officers

Effective March 8, 2007, the Board of Directors authorized the increase of the number of Directors from two to three. Peter Dickie was appointed as an additional director of the Corporation.

Mr. Dickie has over 10 years experience working with public companies and in the securities industry. A graduate of both the University of Victoria and the University of British Columbia, Mr. Dickie brings a broad range of management level talents. Having successfully operated his own consulting business for the past seven years, he also has over 10 years of senior management experience with a variety of private and public companies.

Effective March 8, 2007, Kenneth Townsend resigned as an officer and a director of the Corporation. Mr. Townsend's resignation from the Registrant was not the result of any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. Peter Dickie was appointed President to fill the vacancy created by the resignation of Mr. Townsend.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCNAB CREEK GOLD CORP.

Per: /s/Peter Dickie

Peter Dickie

President and Director